______________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2008

GEORESOURCES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-8041	84-0505444

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Cypress Station Drive, Suite 220
Houston, Texas 77090
(Address of principal executive offices) (Zip Code)

(281) 537-9920
Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
______________________________________________________________________________

SECTION 7– REGULATION FD

ITEM 7.01 REGULATION FD DISCLOSURE.

On May 1, 2008, Geo Resources, Inc. issued a press release containing an operations update.

A copy of the press release is furnished with this report as Exhibit 99.12, and is incorporated herein by reference.

The information in this report is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description
99.12	GeoResources, Inc. Press Release dated May 1, 2008

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORESOURCES, INC

By:	/s/ Frank A. Lodzinski Frank A. Lodzinski, President

Date: May 6, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.12	GeoResources, Inc. Press Release dated May 1, 2008

EXHIBIT 99.12

Contact:  Cathy Kruse
Telephone: 701-572-2020 ext 113
cathyk@geoi.net
FOR IMMEDIATE RELEASE

GeoResources, Inc. Provides Operations Update
Reports successful horizontal drilling in Texas and North Dakota

Houston, Texas, May 1, 2008 – GeoResources, Inc., (Nasdaq:GEOI), today provided an Operations Update.  The Company continues to execute on its capital budget as well as its asset rationalization and divestiture program.

During the first quarter of 2008, GeoResources continued its successful development of its Austin Chalk acreage through its horizontal drilling program in the Giddings Field, principally located in Grimes County, Texas.  Two additional wells have been completed in the first quarter, resulting in a 100% success rate since initiation of the program in February 2007.  The East Richards #1-H was completed in March as a single lateral and has averaged 9.7 MMCFPD over the first 30 days of production.  Based on performance, an offsetting infill location may be drilled, on acreage that is held by production, to capture additional reserves. The Keisler #1-H, which was completed in Jan 2008, had cumulative production of almost 900 MMCF in its first 90 days of production and is currently producing over 11 MMCFPD.  The Company is currently drilling the Jeff Haynie #1-H as a dual lateral. This well is expected to be completed during May.  The rig will then move to the Keisler #2-H which is a direct offset to the Keisler #1-H.

Current operated gross production from the properties is approximately 51 MMCFPD.  The current rate is 175% over the 29 MMCFPD that field averaged during January 2007, immediately prior its acquisition. The increase is a direct result of the drilling program and other activities initiated by the Company, including, operational workovers, re-engineering enhancements and pipeline improvements.  The Company has acquired additional acreage and is in the process of permitting more drilling locations. Based on continued technical review, successful leasing and acceptable well performance, GeoResources expects to retain the current drilling rig and crew and spud a new well approximately every 60-75 days for the next three years. The Company is the operator of the wells and holds a direct 7.2% working interest.  In addition, an affiliated partnership owns an 82.8% working interest. As general partner and partnership manager, the Company holds a 2% general partner interest which may increase to 35.66%, in accordance with terms of the partnership agreement.

In south Louisiana, the Company recently completed two shallow exploration wells in Lafourche Parish.  The Davaine and Parr wells are both located in the Raceland field and since completion, have averaged 97 BOPD and 450 MCFPD for the two wells combined.  This project will continue with two additional prospects expected to be drilled in the summer of 2008.   These prospects were generated prior to consummation of the Merger in April 2007, and the majority of the prospect interests were promoted out to industry partners. Accordingly, the Company has a 10% working interest and the terms of participation included a retained over-riding royalty and back-in after payout.

GeoResources has completed drilling a shallow multi-lateral horizontal oil well in its Wayne field, located in Bottineau County, North Dakota.  The Oscar Fossum H5 is currently being completed and has tested oil rates exceeding 200 BOPD.  Initial production is expected in May.  Production equipment and facilities are presently being installed. The Company has a 67% working interest in this well. The drilling rig was moved to the Ballantyne-State/Steinhaus H2 and is presently drilling the first of two planned laterals. The Company has a 100% working interest in the Ballantyne-State/Steinhaus H2, which should be completed in May and placed on production in the 2nd quarter. These are relatively shallow wells with a true vertical depth of approximately 4,000 feet.  Both wells are expected to be similar to other horizontal wells in the area which have had initial rates of up to 275 BOPD and reserves ranging from 250-400 MBO per well.

The Company and its joint venture partner, Slawson Exploration, are in the process of completing a horizontal Bakken well in Mountrail County, North Dakota.  The Company has a 5.1% working interest in the Pathfinder #1-9H, being the first of a multi-well Slawson operated drilling program in and near the prolific Parshall and Sanish fields. The Pathfinder well, which encountered hydrocarbons while drilling, is currently undergoing multi-stage frac operations and is expected to be completed in May.  Drilling has commenced on the Jackal #1-17H and Slawson plans to keep the rig drilling throughout 2008 and 2009. At present 13 wells are scheduled and GeoResources working interests range from 5 to 10% in these wells.  The joint venture holds approximately 26,000 net acres in Mountrail County. GeoResources has participated in eight wells and currently expects to participate in six additional scheduled wells which are operated by other independents. Four of the wells are producing and others are drilling or completing. These participations are financially nominal and thus far average less than 1%, due to minimal lease ownership in such units. However, these nominal participations result in valuable engineering and geological data. While the Company will concentrate on Slawson operated wells, it is evaluating technical information and attempting to increase its position in this expanding play.

DIVESTITURES
           Since the beginning of 2008, the Company has sold or has agreements in place to sell approximately $21.8 million of properties. The Company has previously sold non-core properties in Michigan, Louisiana, Oklahoma and Texas. Properties currently under sales contract are located along the gulf coast in Texas and Louisiana and are expected to be closed in May. The properties average approximately 400 BOEPD.

COMMENTS
Frank A. Lodzinski, Chief Executive Officer of GeoResources, said, “Our diversified drilling and development program is showing positive results as we continue to develop our assets and expand our acreage and prospect inventory. Asset rationalization is an important and integral part of our business strategy and, among other important factors, allows us to focus our attention on assets and acreage with good current cash flow and net income attributes and considerable upside potential.  The sale of these properties and perhaps others in the portfolio is intended to streamline operations, further improve operating statistics, focus on operations and drilling activities with potentially greater upside and reduce debt, thereby freeing up capital for new deals and our expanding acreage positions. The capital budget we announced in 2007 is proceeding and we are encouraged by results.  Our budget, as more fully discussed in prior releases and filings with the SEC, includes multiple projects ranging from water-flood implementation and expansion, to development drilling, to high impact exploration drilling.  We believe our diversified approach will allow the Company to continue to grow profitably.”

About GeoResources, Inc.

GeoResources, Inc. is an independent oil and gas company engaged in the acquisition and development of oil and gas reserves through an active and diversified program which includes purchases of reserves, re-engineering, and development and exploration activities, currently focused in the Southwest and Gulf Coast, Williston Basin and Rocky Mountains.  In April 2007, the Company completed the merger with Southern Bay Oil and Gas, L. P. and Chandler Energy, LLC.  For more information, visit our website at www.georesourcesinc.com.

Forward-Looking Statements
Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate," "estimate" or "continue," or comparable words.  All statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements.  Readers are encouraged to read the SEC reports of the Company, readers are encouraged to read our Annual Report on Form 10-KSB for the year ended December 31, 2007, and any and all other documents filed with the SEC regarding information about GeoResources for meaningful cautionary language in respect of the forward-looking statements herein.  Interested persons are able to obtain free copies of filings containing information about GeoResources, without charge, at the SEC’s Internet site (http://www.sec.gov).